UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2015

BDCA VENTURE, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

BDCA Venture, Inc. (“BDCA Venture” or the “Company”) announced that, on October 15, 2015 (the “Closing Date”), Suniva, Inc., a private portfolio company, completed a stock-for-stock merger transaction (the “Merger”) with Shunfeng International Clean Energy Limited, a Hong Kong Stock Exchange company with stock code: 1165 (“SFCE”) and a global integrated energy provider.  The transaction was effected through the merger of an indirect, wholly owned subsidiary of SFCE with and into Suniva, with Suniva being the surviving company (“Surviving Company”).  Following the Merger, the Surviving Company became a majority-owned subsidiary of SFCE.

In the Merger, all outstanding shares of preferred stock and common stock of Suniva were cancelled in exchange for the right of certain Suniva stockholders (including BDCA Venture) to receive their allocable share of the merger consideration, which will be distributed in shares of SFCE common stock and Surviving Company Class A common stock.  The shares of SFCE common stock received by BDCA Venture in the Merger will be subject to lockup for a period of 90 days following the Closing Date.

Based on a floor for price protection on SFCE common stock, the final merger consideration and number of shares of SFCE common stock and Surviving Company Class A common stock to be distributed to BDCA Venture will be reduced if the aggregate volume weighted average closing price per share of SFCE common stock for the 60 consecutive trading days beginning on the closing date (the “60-day VWAP”) is less than HK$2.88.

As of September 30, 2015, based on the expectation that the Merger would be completed and other assumptions, the estimated value of the SFCE common stock and the Surviving Company Class A common stock that BDCA Venture expects to receive as part of the Merger was US$330,000.

Because the calculation of the final merger consideration and number of shares of SFCE common stock and Surviving Company Class A common stock shares to be distributed to BDCA Venture will not be available until on or about January 12, 2016 (i.e., after the 60-day VWAP period), the final value of the SFCE common stock and the Surviving Company Class A common stock may be higher or lower than the estimated value.

As of June 30, 2015, the cost and fair value of Suniva’s Series D and F preferred stock held by BDCA Venture were approximately US$2,600,000 and US$1,680,000, respectively.  BDCA Venture made its initial investment in Suniva in March 2011.

BDCA Venture is required to indemnify SFCE for certain breaches of warranties and representations made to SFCE, subject to a cap of approximately 12.5% of the merger consideration received by BDCA Venture.  Any damages payable by BDCA Venture would be settled through an adjustment to the number of shares of Surviving Company Class A common stock held by BDCA Venture and SFCE.

This Current Report on Form 8-K may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect BDCA Venture’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this Current Report.  Except as required by the federal securities laws, BDCA Venture undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 20, 2015		BDCA VENTURE, INC.

		By:	/s/Frederic M. Schweiger
Frederic M. Schweiger
President and Chief Executive Officer

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